Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement on Form S-4 of our report dated March 29, 2024, relating to the consolidated financial statements of Nxu, Inc. for the year ended December 31, 2023 (which report expresses an unqualified opinion and includes an explanatory paragraph related to a going concern uncertainty). We also consent to the reference to our firm under the caption “Experts” in such Registration Statement.

/s/ Prager Metis CPAs, LLC

Hackensack, NJ

January 7, 2025